UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) AUGUST 25, 2006

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 SOUTH MAIN STREET, CULPEPER, VIRGINIA	22701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (540) 829-1633

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 25, 2006, based upon the determination and approval of its Audit Committee, Virginia Financial Group, Inc. (“VFG”) terminated its engagement of Yount, Hyde & Barbour, P.C. (“YHB”) as VFG’s independent registered public accounting firm. VFG has not yet engaged a new independent registered public accounting firm.

YHB’s audit reports on VFG’s consolidated financial statements for each of the two fiscal years ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, during VFG’s two fiscal years ended December 31, 2005, and from December 31, 2005 through August 25, 2006: (i) there was no disagreement between VFG and YHB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to YHB’s satisfaction, would have caused YHB to make reference to the subject matter of the disagreement in connection with its reports on VFG’s consolidated financial statements for such fiscal years and (ii) there have been no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

VFG provided YHB with a copy of the foregoing disclosure on August 29, 2006, and requested that YHB furnish VFG with a letter addressed to the Commission stating whether or not YHB agreed with the statements made by VFG set forth above. A copy of YHB’s response is attached hereto as Exhibit 16.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 16	Letter from Yount, Hyde & Barbour, P.C. to the Commission dated August 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2006	Virginia Financial Group, Inc.

	By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 16:	Letter from Yount, Hyde & Barbour, P.C. to the Commission dated August 29, 2006.